EXHIBIT 99.1

For Immediate Release

Contact:
(Company)                                         (Corporate Communications)
Barbara Duncan                                    Kathleen Eppolito
Chief Financial Officer                           Scientia Communications, Inc.
DOV Pharmaceutical, Inc.                          (718) 281-1809
(201) 968-0980

                 DOV Pharmaceutical, Inc. and Merck & Co., Inc.
      Receive Hart-Scott-Rodino Clearance to Close Licensing Agreement for
                 Novel Triple Uptake Inhibitors for Depression

Hackensack, NJ, September 14, 2004. DOV Pharmaceutical, Inc. (Nasdaq: DOVP) today announced that, effective September 10, 2004, it closed the licensing agreement with an affiliate of Merck & Co., Inc. (NYSE: MRK) previously announced by both parties on August 5, 2004. The closing followed termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act. Under the licensing agreement, Merck has licensed exclusive worldwide rights to DOV 21,947, which is in Phase I development, for all therapeutic indications. Merck has also licensed exclusive worldwide rights to DOV 216,303 for the treatment of depression, anxiety and addiction. DOV retains rights to DOV 216,303 for other indications.

In connection with the closing and as previously announced, DOV will receive a $35 million up-front licensing payment. In addition, DOV could receive as much as $300 million for achieving certain clinical development and regulatory milestones for multiple territories and approval of two indications, and up to $120 million upon achievement of certain sales thresholds. Merck will assume responsibility for the full development, manufacturing and commercialization of DOV 21,947 and pay DOV royalties that increase based upon certain sales thresholds. DOV has an option to co-promote in the U.S. to psychiatrists and other specialists who treat depression.

About DOV

DOV is a biopharmaceutical company focused on the discovery, acquisition, development and commercialization of novel drug candidates for central nervous system and other disorders, including cardiovascular that involve alterations in neuronal processing. We have six product candidates undergoing clinical development that address therapeutic indications with significant unmet needs.

Cautionary Note

Statements in this press release that are not historical facts constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, each as amended, including statements regarding our expectations with respect to the progress of and level of expenses for our clinical trial programs. You can also identify forward-looking statements by the following words: may, will, should, expect, intend, plan, anticipate, believe, estimate, predict, potential, continue or the negative of these terms or other comparable terminology. We caution you that forward-looking statements are inherently uncertain and are simply point-in-time estimates based on a combination of facts and factors currently known by us about which we cannot be certain. Actual results or events will surely differ and may differ materially from our forward-looking statements as a result of many factors, some of which we may not be able to predict or may not be within our control. Such factors may also materially adversely affect our ability to achieve our objectives and to successfully develop and commercialize our product candidates, including our ability to:

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o     demonstrate the safety and efficacy of product candidates at each stage of development;
o meet our development schedule for our product candidates, including with respect to clinical trial initiation, enrollment and completion;
o meet applicable regulatory standards and receive required regulatory approvals on our anticipated time schedule or at all;
o meet obligations and required milestones under our license and other agreements;
o     obtain collaborations as required with pharmaceutical partners;
o     obtain substantial additional funds;
o     obtain and maintain all necessary patents or licenses; and
o produce drug candidates in commercial quantities at reasonable costs and compete successfully against other products and companies.

Factors that may cause our actual results to differ materially from our forward-looking statements include (i) one or more of our product candidates could be shown to cause harmful side effects, (ii) one or more of our product candidates may not exhibit the expected therapeutic results, (iii) we or the FDA may suspend one or more of our clinical trials, (iv) patient recruitment may be slower than expected or patients may drop out of our clinical trials, (v) we may not receive regulatory approval for our product candidates or approval may be delayed, and (vi) our success depends on the performance of our licensees and collaborative partners who among other things may not fulfill their obligations to us. You should also refer to the risks discussed in our other filings with the Securities and Exchange Commission including those contained in our annual report on Form 10-K filed on March 15, 2004. We qualify all our forward-looking statements by these cautionary statements. There may be other factors that may materially affect our forward-looking statements and our future results. Readers should not, therefore, place undue reliance on our forward-looking statements. We do not undertake any obligation and do not intend to update any forward-looking statement.